Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Traeger, Inc. (the “Company”) on Form 10-Q for the period ending September 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dominic Blosil, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 15, 2021	By:	/s/ Dominic Blosil
Dominic Blosil
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)